UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 22, 2009

SINO PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53537
(State or other jurisdiction of incorporation)	(Commission File No.)

Unit T25, GF Bangkok Bank Building

18 Bonham Strand West

Sheung Wan, Hong Kong

 (Address of principal executive offices and zip code)

(203) 652-0130

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pay Sourcing Agreement

On September 22, 2009, the Registrant signed a pay sourcing agreement with PAY.ON Asia, Ltd., a Hong Kong Company (“PAY.ON”) whereby PAY.ON and the Registrant have agreed that Registrant shall have the right to use and incorporate PAY.ON technologies relating to the handling of services related to payment and fraud control in the operation of Registrants business. Such technologies shall be provided to the Registrant at a minimum monthly price of EUR 1,500 and a maximum monthly price of EUR 1,800. The agreement is for a term of 12 months. The pay sourcing agreement is attached to this Current Report as Exhibit 10.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 22, 2009, Sino Payments, Inc. announced that it had entered into the pay sourcing agreement.

A copy of the release is attached as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
10.01	Pay Sourcing Agreement between Sino Payments, Inc. and PAY.ON Asia, Ltd., dated September 22, 2009 (without exhibits)
99.1	A copy of the Press Release dated September 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO PAYMENTS, INC.

Date: September 25, 2009	By:	/s/ Matthew Mecke
Matthew Mecke
Chief Executive Officer

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